                                                                     Exhibit 4.2



                             FIRST SUPPLEMENTAL INDENTURE


          FIRST SUPPLEMENTAL INDENTURE dated as of August 21, 1998, between The New York Times Company, a company duly organized and existing under the laws of the State of New York (the "Company"), having its principal office at 229 West 43d Street, New York, New York 10036, and The Chase Manhattan Bank (formerly known as Chemical Bank), a corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee").


                                 W I T N E S S E T H

          WHEREAS, the Company heretofore executed and delivered to the Trustee an Indenture dated as of March 29, 1995 (the "Original Indenture", and as it may from time to time be supplemented or amended by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the "Indenture"; all capitalized terms used herein which are not otherwise defined herein have the meanings ascribed thereto in the Indenture), providing for the issuance of the Company's unsecured debentures, notes or other evidences of indebtedness (the "Securities"); and

          WHEREAS, Section 901(5) of the Indenture provides, inter alia, that the Company and the Trustee may amend certain provisions of the Indenture or the Securities without the consent of any of the Holders, provided that any such amendment does not apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision; and

          WHEREAS, the Company desires to amend certain provisions of the Indenture, as set forth in Article I hereof; and

          WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, for and in consideration of the premises, the Company agrees with the Trustee as follows:

                                      ARTICLE I

                               Amendments of Indenture
                               -----------------------

          Section 1.01 Effect. The amendments set forth in this Article I shall apply only in respect of Securities of any series created after July 31, 1998 pursuant to the Indenture.

          Section 1.02  Definitions.   Subject to Section 1.01 hereof, Section
101 of the Indenture is hereby amended by deleting the definitions of the following terms in their entirety and by substituting therefor new definitions of such terms reading as follows:

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Significant Subsidiary" means any Subsidiary that in accordance with generally accepted accounting principles is consolidated with the Company in the Company's consolidated financial statements and that generated seven percent or more of the revenues or held seven percent or more of the assets of the Company and its consolidated Subsidiaries for or at the end of the most recently completed fiscal year of the Company, for which an Annual Report on Form 10-K or proxy statement of the Company containing audited financial results has been filed with the Commission.

          Section 1.03  Events of Default.  Subject to Section 1.01 hereof,
Section 501 of the Indenture is hereby amended by deleting in its entirety the Event of Default set forth in subsection (5) thereof and by substituting therefor the phrase "Intentionally Omitted."

          Section 1.04 Amendment to Section 1303. Subject to Section 1.01 hereof, Section 1303 of the Indenture is hereby amended by deleting from the seventh line thereof the following: ", 501(5)".


                                      ARTICLE II

           Miscellaneous Provisions; Governing Law; Acceptance by Trustee
           --------------------------------------------------------------

          Section 2.01 Instruments to be Read Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this First Supplemental Indenture shall henceforth be read together.

          Section 2.02 Confirmation. The Indenture as amended and supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

          Section 2.03 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 2.04 Effectiveness. The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Section 904 of the Indenture, provided that the amendments set forth in this First Supplemental Indenture shall apply only in respect of Securities of any series created after July 31, 1998 pursuant to the Indenture.

          Section 2.05 Governing Law. This First Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

          Section 2.06 Acceptance by Trustee. The Trustee accepts the amendments of the Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company.

                               [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        THE NEW YORK TIMES COMPANY

[corporate seal]
                                        By /s/ Ellen Taus
                                           ---------------------------------
                                           Name: Ellen Taus
                                           Title: Treasurer


ATTEST:

/s/ Rhonda L. Brauer
--------------------------------
Name: Rhonda L. Brauer
Title: Assistant Secretary


                                        THE CHASE MANHATTAN BANK, as Trustee

[corporate seal]
                                        By /s/ R. Lorenzen
                                           ---------------------------------
                                           Name: R. Lorenzen
                                           Title: Senior Trust Officer

ATTEST:

/s/ L. O'Brien
--------------------------------
Name: L. O'Brien
Title: Senior Trust Officer

STATE OF NEW YORK   )
                    )  SS.:
COUNTY OF NEW YORK  )


          On this 11th day of August, 1998, before me personally appeared Ellen Taus, the subscriber to me known, who, being by me duly sworn, did depose and say that he or she is the Treasurer of The New York Times
Company, one of the corporations described in and which executed the foregoing instrument; that he or she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he or she signed his or her name thereto by like authority.

          Acknowledged and sworn to before me on the date above written.


                           /s/ Kathleen Corey
                           ----------------------
                           Notary Public
                           My commission expires:

                                               KATHLEEN COREY
                                        Notary Public, State of New York
                                               No. 30-4916026
                                          Qualified in New York County
                                        Commission Expires Dec. 21, 1999



STATE OF NEW YORK   )
                    )  SS.:
COUNTY OF NEW YORK  )

          On this 12th day of August, 1998, before me personally appeared
R. Lorenzen, the subscriber to me known, who, being by me duly sworn, did depose and say that he or she is the Senior Trust Officer of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that he or she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he or she signed his or her name thereto by like authority.

          Acknowledged and sworn to before me on the date above written.


                           /s/ Emily Fayan
                           ----------------------
                           Notary Public
                           My commission expires:

                                                EMILY FAYAN
                                        Notary Public, State of New York
                                               No. 24-4737006
                                          Qualified in Kings County
                                        Certificate Filed in New York County
                                        Commission Expires December 31, 1999


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